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                                                                      EXHIBIT 21

                         THE McGRAW-HILL COMPANIES, INC.

Subsidiaries of Registrant

Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill's subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

                                                      State or            Percentage
                                                    Jurisdiction          of Voting
                                                         of               Securities
                                                    Incorporation           Owned
                                                    -------------         ----------
The McGraw-Hill Companies, Inc.                     New York              Registrant
BizNet.TV, Inc.                                     New York                   50
  *BizNet, LLC                                      Delaware                   80
CTB/McGraw-Hill LLC                                 Delaware                  100
International Advertising/McGraw-Hill, Inc.         Delaware                  100
J.J. Kenny Co., Inc.                                New York                  100
  *J.J. Kenny Drake, Inc.                           New York                  100
  *Kenny Services, Inc.                             New York                  100
Landoll, Inc.                                       Ohio                      100
McGraw-Hill Broadcasting Company, Inc.              New York                  100
McGraw-Hill Capital, Inc.                           New York                  100
  *International Valuation Services, Inc.           Delaware                   40
McGraw-Hill Interamericana, Inc.                    New York                  100
McGraw-Hill International Enterprises, Inc.         New York                  100
  *McGraw-Hill Interamericana do Brasil Ltda.       Brazil                    100
  *McGraw-Hill Korea, Inc.                          Korea                     100
  *McGraw-Hill (Malaysia) Sdn.Bhd                   Malaysia                  100
McGraw-Hill New York, Inc.                          New York                  100
McGraw-Hill Publications Overseas Corporation       New York                  100
McGraw-Hill Real Estate, Inc.                       New York                  100
McGraw-Hill Ventures, Inc.                          Delaware                  100
Money Market Directories, Inc.                      New York                  100
Rock-McGraw, Inc.                                   New York                   45
S&P ComStock, Inc.                                  New York                  100
Standard & Poor's Europe, Inc.                      Delaware                  100
Standard & Poor's International, LLC                Delaware                  100
  *Credit Rating Information Services
    of India Limited                                India                     9.6
  *Taiwan Ratings Corporation                       Taiwan                     50
Standard & Poor's International Services, Inc.      Delaware                  100
Standard & Poor's Investment Advisory
    Services LLC                                    Delaware                  100
Standard & Poor's, LLC                              Delaware                  100
Standard & Poor's Securities, Inc.                  Delaware                  100
Sunshine International, Inc.                        Delaware                  100
Visual Education Corporation                        Delaware                  100

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
                                                         State or         Percentage
                                                       Jurisdiction        of Voting
                                                           of             Securities
                                                       Incorporation         Owned
                                                       -------------      ----------
Beijing Business E-win Information
    & Consultant Co.                                China                      50
Colinalibros, S.A.                                  Argentina                 100
Editora McGraw-Hill de Portugal, Ltda.              Portugal                  100
Editorial Interamericana, S.A.                      Colombia                  100
Lands End Publishing                                New Zealand               100
McGraw-Hill Australia Pty Limited                   Australia                 100
  *McGraw-Hill Book Company
     New Zealand Limited                            New Zealand               100
  *Mimosa Publications Pty Ltd.                     Australia                 100
    *Carringbush Publications Pty Ltd.              Australia                 100
    *Dragon Media International Pty Ltd.            Australia                 100
    *Platypus Media Pty Ltd.                        Australia                 100
    *Yarra Pty Ltd.                                 Australia                 100
  *Standard & Poor's (Australia) Pty Ltd.           Australia                 100
  *Standard & Poor's Information Services
     (Australia) Pty Ltd.                           Australia                 100
McGraw-Hill Data Services - Ireland, Ltd.           Ireland                   100
McGraw-Hill Holdings Europe, Ltd.                   United Kingdom            100
  *McGraw-Hill Finance Europe Limited               United Kingdom            100
  *McGraw-Hill International (U.K.) Limited         United Kingdom            100
    *Open International Publishing Limited          United Kingdom            100
  *Standard & Poor's AB                             Sweden                    100
  *Standard & Poor's EA Ratings                     Russia                     70
  *The McGraw-Hill Companies GmbH                   Germany                   100
  *The McGraw-Hill Companies, SA                    France                    100
  *The McGraw-Hill Companies, SRL                   Italy                     100
  *The McGraw-Hill Companies Limited                United Kingdom            100
    *Standard & Poor's Fund Services Asia Limited   Hong Kong                 100
    *Standard & Poor's Fund Services, GmbH          Germany                   100
    *Standard & Poor's Fund Services, SaRL          France                    100
    *Standard & Poor's Fund Services, Inc.          Massachusetts             100
    *The McGraw-Hill Companies Switzerland GmbH     Switzerland               100
    *Xebec Multi Media Solutions Limited            United Kingdom            100
McGraw-Hill Information Systems
    Company of Canada Limited                       Ontario, Canada           100
McGraw-Hill/Interamericana de Chile Limitada        Chile                     100
McGraw-Hill/Interamericana de Espana, S.A.          Spain                     100
  *Standard & Poor's Espana, S.A.                   Spain                     100
McGraw-Hill/Interamericana de Venezuela S.A.        Venezuela                 100
McGraw-Hill/Interamericana Editores, S.A. de C.V.   Mexico                    100
   *Grupo McGraw-Hill, S.A. de C.V.                 Mexico                    100
McGraw-Hill/Interamericana, S.A.                    Panama                    100
McGraw-Hill Ryerson Limited                         Ontario, Canada            70
MHFSCO, Ltd.                                        U.S. Virgin Islands       100
Shortland Publications                              New Zealand               100
Standard & Poor's, S.A. de C.V.                     Mexico                    100
Tata McGraw-Hill Publishing Company
  Private Limited                                   India                   66.25
The McGraw-Hill Companies (Canada) Corp.            Nova Scotia, Canada       100

*Subsidiary of a subsidiary.